Exhibit 99.1

Target Hospitality Extends Credit Facility Providing Financial Flexibility to Execute Growth Strategy

THE WOODLANDS, Texas, February 15, 2023 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services, announced on February 2, 2023, that it has amended and extended the terms of its ABL Credit Agreement, dated March 15, 2019 (as amended, the “Amended ABL Facility”), further solidifying its strong financial position and the foundation to continue executing it growth strategy.

Target has remained focused on optimizing its financial position, centered on materially strengthening its balance sheet to maximize financial flexibility.  From 2020 through 2022, Target has reduced total cumulative debt more than $225 million and increased total available liquidity to over $305 million.  During that time, the focus on capital discipline allowed Target to quickly react to strategic growth opportunities that support an anticipated 120% increase in revenue(1) while making significant progress towards being net-debt free in 2023.

Target has identified several organic growth initiatives, including select opportunities to broaden its customer base across government agencies, as well as unique commercial diversification opportunities supporting domestic energy transition.  The Company continues to evaluate its expanding pipeline of strategic growth opportunities and seeks to allocate over $500 million of net-growth capital through 2027.  Target will continue to allocate capital to areas with the highest potential value creation and expects to maintain its industry leading cash-on-cash margins.

Target’s focused capital discipline was a key element to finalizing the Amended ABL Facility that consists of multiple new facility lenders and resulted in oversubscribed lender commitments. The Amended ABL Facility consists of $125 million of commitments, expiring February 1, 2028.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the duration of the COVID-19 pandemic or any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and customers, government imposed mandates, contract and supply chain disruptions; operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality's public company obligations; any failure of our management information systems;  our ability to meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the 9.50% senior notes due 2024.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact
Mark Schuck
(832) 702 – 8009
ir@targethospitality.com